STOCK PURCHASE AGREEMENT


                                     between


                           NOBLE INTERNATIONAL, LTD.,
                           CASS RIVER COATINGS, INC.,
                          GENE OLDFORD, KEVIN REDDING,
                        CHRIS FRAMPTON, JAN WOJEICHOWSKI
                           PAT PATTERSON AND JIM LAMB



                               January ____, 1996





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                                TABLE OF CONTENTS


                                                                           Page

SECTION 1   Sale and Purchase..................................................1

SECTION 2   Related Agreements.................................................2

SECTION 3   Closing............................................................2

SECTION 4   Representations and Warranties of Sellers..........................3

SECTION 5   Representations and Warranties of Buyer...........................15

SECTION 6   Covenants.........................................................16

SECTION 7   Indemnification...................................................18

SECTION 8   Conditions Precedent to Obligations of Buyer......................20

SECTION 9   Conditions Precedent to Obligations of Sellers....................22

SECTION 10  Termination.......................................................23

SECTION 11  Fees and Expenses.................................................24

SECTION 12  Post Closing Undertakings.........................................24

SECTION 13  Miscellaneous.....................................................24



LIST OF EXHIBITS..............................................................29

INDEX TO DISCLOSURE SCHEDULE..................................................30












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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is entered into as of the _____ day of January, 1996 by and between NOBLE INTERNATIONAL, LTD., a Michigan corporation ("Buyer"); CASS RIVER COATINGS, INC., a Michigan corporation ("CRC"); GENE OLDFORD ("Oldford"); KEVIN REDDING ("Redding"); CHRIS FRAMPTON ("Frampton"); JAN WOJEICHOWSKI ("Wojeichowski"); PAT PATTERSON ("Patterson"); and JIM LAMB ("Lamb") (Oldford, Redding, Frampton, Wojeichowski, Patterson and Lamb are hereinafter collectively referred to as "Sellers" and individually as "Seller"). Buyer, CRC and Sellers are collectively referred to herein as the "Parties".

         WHEREAS, Sellers are the sole owners of all of the issued and outstanding shares of capital stock, being Thirty Thousand (30,000) shares of common stock, of CRC (the "Shares"); and

         WHEREAS, Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer the Shares upon the terms and conditions set forth herein; and

         WHEREAS, Buyer and Sellers executed a letter of intent dated September 20, 1995 (the "Letter of Intent") with respect to the sale of the Shares; and

         WHEREAS, as a condition to Buyer's willingness to purchase the Shares from Sellers, Sellers have agreed to provide certain consulting services to Buyer and have further agreed not to compete with CRC in the conduct of CRC's business.

         NOW, THEREFORE, in consideration of the mutual covenants and subject to the terms and conditions herein contained, the Parties hereby agree as follows:


Section 1. Sale and Purchase

         1.1 Sale of Shares. Sellers will sell and deliver to Buyer and Buyer will purchase and receive from Sellers on the Closing Date (as hereinafter defined), the Shares for a total purchase price (the "Purchase Price") of Two Hundred Thousand Dollars
($200,000.00 U.S.) (the "Purchase Price").

         1.2 Payment. The Purchase Price shall be paid to Sellers (proportionate to their respective share holdings) as follows:


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                  (a) The sum of $15,000.00 in immediately  available funds upon execution hereof (the "Deposit"); and


                  (b) The sum of $185,000.00 in immediately available funds at the Closing.

         The Deposit shall be refunded to Buyer if the transactions contemplated herein are not consumated as a result of any of the conditions to Closing set forth in Section 8 not being fulfilled or satisfied in the time and manner specified.


Section 2. Related Agreements

         2.1 Consulting. At the Closing, the Sellers shall each execute and deliver to CRC a separate Consulting Agreement ("Consulting Agreement") substantially in the form of Exhibit A attached hereto.

         2.2 Option. At the Closing, and as additional consideration for the sale of Shares, Buyer, and Sellers will enter into an Option Agreement ("Option Agreement") substantially in the form of Exhibit B attached hereto which shall provide Sellers the right to purchase twenty-five (25%) percent of the Shares for one dollar ($1.00) pursuant to the terms of the Option Agreement.


Section 3. Closing

         3.1 Place and Time of Closing. Unless otherwise agreed to by the Parties, the closing of the purchase and sale provided for in this Agreement (the "Closing") shall take place at the offices of Strobl & Borda, P.C., 300 East Long Lake Road, Suite 200, Bloomfield Hills, Michigan, commencing at 10:00 a.m., Eastern Standard Time, on February 1, 1996 (the "Closing Date").

         3.2 Deliveries by Sellers. At the Closing, Sellers shall deliver to Buyer the following:

                  a. Certificates representing the Shares in negotiable form, free and clear of all Encumbrances (hereinafter defined) duly endorsed for transfer to Buyer;

                  b. Certificates of each Seller certifying to the accuracy on the Closing Date of the representations and warranties of Sellers set forth in
Section 4 below;


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                  c.  Resignations  effective  as of the Closing Date of each of the officers and directors of CRC whose resignation has been requested by Buyer prior to the Closing Date;

                  d. The Minute Book, Stock Transfer Book (containing canceled stock certificates reflecting all transfers of capital stock prior to the Closing Date) and Corporate Seal, if any, of CRC;

                  e. The Consulting Agreements duly executed by each Seller;

                  f. Such certificates, instruments, documents and other items as are referred to elsewhere in this Agreement or as Buyer shall reasonably request.

         3.3 Deliveries by Buyer. On the Closing Date, Buyer shall pay or deliver to Seller the following:

                  a. The Purchase Price, by cashier's check or wire transfer;

                  b. A certificate of Buyer certifying to the accuracy on the Closing Date of the representations and warranties of Buyer set forth in Section 5 below;

                  c. The Option Agreement duly executed; and

                  d. Such other items as Sellers shall reasonably request.


Section 4. Representations and Warranties of Sellers

         The representations and warranties made by Sellers herein or in any instrument or document furnished by Sellers to Buyer in connection herewith are made jointly and severally and shall survive the Closing, and any investigation made at any time with respect thereto, for a period of five (5) years after Closing. All such representations and warranties are deemed material and Buyer is entering into this Agreement relying on such representations and warranties. Sellers represent and warrant to Buyer that the statements contained in this Section are true, correct and complete in all respects and do not omit to state any fact necessary to make them not misleading in any respect and that true, complete and correct copies of all documents and instruments identified in the Disclosure Schedule attached to this Agreement have been provided to Buyer. Each of the representations and warranties made by Sellers hereunder shall be deemed to have been


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made again on and as of the Closing Date.

         4.1 Due Incorporation; Good Standing; Qualification; Assumed Names. CRC is duly organized, validly existing and in good standing under the laws of the State of Michigan, has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted and is duly qualified as a foreign corporation and in good standing in every jurisdiction in which the failure to so qualify would have a material adverse affect on its assets, business or condition, financial or otherwise. Schedule
4.1 lists every corporate and assumed name under which CRC has ever transacted business.

         4.2 No Violation to Result. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-Laws of CRC; (ii) violate any order, arbitration award, judgment, decree, law, ordinance, regulation or any other restriction of any kind or character to which CRC is a party or by which CRC is bound or with respect to which any property of CRC is subject or is bound; (iii) violate or result in a breach of or constitute a default (or would result in or constitute such a breach or default with notice or lapse of time or both) under any provision of any agreement, permit, instrument, indenture, mortgage, lease or license to which CRC is a party; or (iv) require the consent of any other person or the consent of any governmental body, agency or authority.

         4.3 Ownership of Shares, Due Execution by Sellers.

                  a. Sellers are the lawful record owners of the Shares, and the same are and shall be delivered to Buyer on the Closing Date free and clear of all pledges, security interests, options, liens, encumbrances and claims or rights of every kind therein or thereto, and the delivery of such Shares to Buyer pursuant to the provisions of this Agreement will transfer lawful, valid, marketable and indefeasible title thereto to Buyer. Sellers, and each of them, have not entered into any contract or agreement, other than this Agreement, to sell or otherwise transfer any Shares or grant any rights or interests therein to CRC or any other person. All legal and other steps necessary for Sellers to transfer and deliver the Shares to Buyer and perform their obligations hereunder have been taken.

                  b. Sellers and CRC have duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement enforceable against Sellers and CRC in accordance with its terms.




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         4.4 Authorized and Outstanding Capital Stock. The authorized capital stock of CRC consists of Thirty Thousand (30,000) shares of common stock. The Shares shown on Exhibit C are all of the issued and outstanding shares of the capital stock of CRC on the date of this Agreement. The Shares have been validly issued and are fully paid and non-assessable.

         4.5 No Commitment to Issue Capital Stock or Rights to Acquire Capital Stock. CRC has not entered into any agreement or made any commitment to sell or otherwise transfer or issue any shares of capital stock after the date of this Agreement, nor are there any outstanding options, subscriptions, warrants, conversion rights or similar rights of any kind convertible into any shares of the capital stock of CRC.

         4.6 Financial Statements. The balance sheets of CRC as of December 31, 1992, December 31, 1993 and December 31, 1994 and the related statements of income, changes in stockholders' equity and cash flows for the twelve (12) month periods then ended, together with the notes thereto, and the reviewed financial statement of CRC for the period ending December 31, 1995 (collectively, the "Financial Statements") are attached to Schedule 4.6. To Sellers' knowledge, the Financial Statements are in accordance with the books and records of CRC, present fairly the financial position and the results of the operations, changes in stockholders' equity and cash flow of CRC for the periods then ended, and have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied with prior periods except as may otherwise be indicated in the notes thereto.

         4.7 Unreported and Contingent Liabilities. Except as expressly set forth in the Financial Statements, and except as otherwise incurred by CRC in the ordinary course of its business during the period from October 31, 1995 to the date of Closing, CRC has no liabilities or obligations, whether accrued, absolute, fixed, known or unknown, contingent or otherwise, existing, arising out of or relating to any transaction entered into, or state of facts existing, on or prior to the date of this Agreement. For purposes of this Section, the phrase "in the ordinary course of business" shall not include liabilities arising out of breach of contract, breach of warranty, tort, infringement or any violation of law, including, but not limited to, health, safety and Environmental Laws (as defined below). CRC is not directly or indirectly liable upon or with respect to, or obligated in any way to provide funds in respect of, or to guarantee or assume any indebtedness or obligation of any person or entity.


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         4.8 Absence of Certain Changes; Prospects.

                  a. Since October 31, 1995 the business of CRC has been conducted only in the ordinary course, consistent with past practice, and there has not been (i) any material change in the condition (financial or otherwise), assets, liabilities, earnings, business or operations of CRC, other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse to CRC; (ii) any damage, destruction, casualty or other similar occurrence or event (whether or not insured against), which either singly or in the aggregate materially adversely affects the assets, liabilities, earnings, business or operations of CRC; (iii) any mortgage or pledge of or encumbrance attached to any of the properties or assets of CRC;
(iv) any incurring or creation by CRC of any liability, commitment or obligation except unsecured current liabilities incurred in the ordinary course of business; (v) any sale, transfer or other disposition by CRC of any of its assets except inventory sold in the ordinary course of business and except for machinery and equipment disposed of in the ordinary course of business and replaced by new or used machinery or equipment of comparable or better value;
(vi) any declaration or payment by CRC of any dividends or other distribution on or in respect of its capital stock; (vii) any purchase, redemption or other acquisition by CRC of any shares of its capital stock; (viii) except for Five Hundred Thousand Dollars ($500,000.00) in actual or accrued year end bonuses and commissions, any increase in compensation (including, without limitation, salaries, commissions, bonuses or other forms of non-qualified profit sharing distributions) paid or payable to any of the shareholders, directors, officers or key management employees of CRC; (ix) any event, condition or state of facts that could be reasonably likely to have a material adverse effect on CRC.

                  b. Sellers know of no reason to anticipate that the volume of business that CRC presently enjoys as reflected on the Financial Statements should not continue or of any reason that the projections made in the business plans heretofore provided by Sellers to Buyer are not obtainable.

         4.9 Corporate Books and Records. All corporate action which has been taken by the Board of Directors or shareholders of CRC has been fully and accurately recorded in its minute books and its books and records are true, correct and complete in all material respects as of the date of this Agreement.

         4.10 Contracts.

                  a. Schedule 4.10a. contains a true, complete and




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correct list of all contracts to which CRC is a party or by which CRC or any of its properties are bound, whether written or oral (the "Contracts"). Each of the Contracts is valid, binding and in full force and effect and the continued validity, effectiveness and enforceability thereof will not be materially affected by the transactions contemplated by this Agreement. There is no material default (or any event which, with notice or lapse of time, would constitute a material default) by CRC or by any other party existing with respect to the Contracts. CRC is not restricted by any contract or agreement from carrying on any line of business in any part of the world, including, but not limited to, the business in which it is now engaged. Sellers and CRC have no reason to believe that CRC will not be able to fulfill, when due, all of CRC's obligations under the Contracts.

                  b. As used in this Agreement, Contracts shall mean and include the following instruments or arrangements to which CRC is a party or by which its assets are bound: (i) agreements for the purchase of any machinery or equipment; (ii) purchase orders, including, but not limited to, blanket purchase orders; (iii) agreements or orders, including, but not limited to, blanket purchase orders, for the future sale of products or services; (iv) any agreement which by its terms does not terminate or is not terminable without penalty to CRC within one year after the Closing Date; (v) loan agreements, indentures, promissory notes, installment purchase agreements, conditional sales agreements, security or pledge agreements, guaranty or other similar type of agreements;
(vi) broker, agency, distributor, sales representative, franchise or other similar agreements; (vii) consulting contracts; (viii) personal property and real property leases; (ix) contracts relating to the operation, maintenance or management of any property; (x) contracts with any government or with any agency, department or instrumentality of any government; (xi) patent, copyright, trade secret or trademark license agreements; (xii) Employee Plans as defined below; or (xiii) contracts with any present or former officer or director of CRC or with any person related to any present or former officer or director of CRC.

                  c. Schedule 4.10c. is a true, complete and correct listing of all licenses used in the operation of CRC, including but not limited to all licenses pertaining to the Intellectual Property as defined below. CRC holds all licenses which are or will be necessary to conduct the business of CRC as now conducted and as reflected in the business plans of CRC heretofore provided to Buyer. All such licenses are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts not disclosed to Buyer. No present or former owner, director, officer


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or employee of CRC owns or has any proprietary, financial or other interest of any kind, direct or indirect, in any such license.

         4.11 Government Licenses and Permits. CRC possesses all material federal, state and local licenses or permits, if any, necessary to the conduct of its business as now operated, and all such licenses and permits are identified on Schedule 4.11. Such licenses and permits are valid and in full force and effect and there exists no conflict with the federal, state or local licenses or permits of others. The consummation of the transactions provided for in this Agreement will not require the consent of any governmental agency or authority from whom such federal, state or local licenses or permits were obtained nor cause any of such licenses or permits to be terminated or become in default and no action or claim is pending or threatened, to revoke or terminate any thereof or declare any of them invalid in any respect.

         4.12 Employee Matters; Employee Benefit Plans; Employment Agreement and Similar Arrangements.

                  a. Schedule 4.12a. contains a true, complete and correct list of all employee benefit plans and labor and employment agreements or other similar arrangements to which CRC is or ever has been a party or by which it is bound (collectively, "Employee Plans" and individually, "Employee Plan"), including, without limitation, (i) executive compensation, profit-sharing, deferred compensation, bonus (payable in cash or property), stock option, stock purchase, pension, retiree health, retiree life, consulting, retirement, severance, welfare, incentive, or other benefit plan, agreement or arrangement;
(ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to, benefits relating to company automobiles, clubs, vacation leave, child care leave, parenting leave, sabbatical leave, educational, disability, sickness or personal leave, and medical, dental, hospitalization, life, accident or disability insurance and other types of insurance and severance; (iii) employment or consulting agreement, commitment or understanding of any kind; and
(iv) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

                  b. None of the Employee Plans is a defined benefit plan within the meaning of Section 3(35) of ERISA, a qualified "pension plan," within the meaning of Section 3(2) of ERISA or a multi-employer plan within the meaning of
Section 3(37) of ERISA.

                  c. With respect to each of the Employee Plans, CRC is in substantial compliance with the requirements provided by any



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and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code") applicable to such Employee Plans. CRC has performed all obligations required to be performed by it under any of the Employee Plans. CRC is not in default under any Employee Plan nor is any other party to an Employee Plan in default thereunder. There are no actions, suits or claims pending or threatened against such Employee Plans or their assets, or arising out of such Employee Plans.

                  d. CRC has paid in full, subject only to normal retrospective adjustments in the ordinary course, all required insurance premiums with regard to such Employee Plans for policy years or other applicable policy periods ending on or before the date of this Agreement. CRC is not aware of the existence of any governmental audit or examination of any Employee Plan or of any facts or circumstances which would lead them to believe that any such audit or examination is pending or threatened.

                  e. CRC has delivered to each participant or other person entitled to receive such material all plan descriptions, returns, reports, schedules, notices and similar materials relating to its Employee Plans required to be provided by law, has filed on a timely basis all returns, reports, notices, declarations and other documents relating to the Employee Plans required to be filed with any government agency and has provided copies thereof to Buyer.

                  f. CRC has substantially complied with, and is not in material violation of, applicable federal, state and local equal employment opportunity laws and other employment or labor statutes, laws and regulations with respect to its employees, including, without limitation, those involving health, safety, wage and hour, unemployment, social security and workers' compensation matters.

                  g. Except as disclosed in Schedule 4.12g, CRC is not a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of CRC; no collective bargaining agent has been certified as a representative of any of the employees of CRC; no election and no representation campaign is now in progress with respect to any of the employees of CRC. There is no dispute, grievance, arbitration, unfair labor practice charge, strike, request for union representation or labor activity pending or, within the last three (3) years, threatened or filed against CRC or Sellers nor does CRC know of the occurrence of any event which would give rise to any such labor activity, dispute, grievance, arbitration,


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unfair labor practice charge, strike or request for representation.

                  h. No amounts have been paid or accrued and no amounts are or will be owing to any employees under any bonus policy of CRC.

         4.13 Litigation. Except as disclosed in Schedule 4.13, CRC does not have, and has not for the past five (5) years had, pending or involving it, or threatened against it, any claim, action, suit, arbitration proceeding, governmental proceeding or investigation or other proceeding of any character.

         4.14 Assets.

                  a. Schedule 4.14a. sets forth a true, complete and correct description or, as applicable, summary description, of all of the assets of CRC. The assets listed in Schedule 4.14a. constitute all of the assets used in or necessary to the conduct of CRC's business as it is now being conducted or as it is planned to be conducted.

                  b. Except as set forth in the Schedule 4.14b., all of the assets of CRC are owned by it free and clear of all liens, security interests and encumbrances. There are no options or rights of any other person to acquire any such asset. All taxes payable by CRC in connection with the acquisition of any such assets, including without limitation, property, sales and use taxes, have been paid in full.

                  c. To Sellers' knowledge, the machinery and equipment of CRC are in good working order, ordinary wear and tear exceptedand are usable in the ordinary course of business of CRC consistent with past practice. Sellers have not been made aware of any instances where the machinery and equipment do not conform to applicable laws relating to their construction, use and operation.

                  d. All personal property in the possession of CRC which is owned by or in which an interest is claimed by any other person or entity (whether a customer, supplier or other person or entity), including, but not limited to, customer owned and/or consigned tooling, equipment, software, specifications, manuals and other intellectual property, is listed on Schedule 4.14e.

                  e. Schedule 4.14f. describes all personal property that is currently being leased by CRC under a capitalized lease arrangement or a true lease arrangement, the monthly rental payment therefor, the expiration date thereof and any renewal or purchase options relating thereto. All such leased personal





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property is in good working order, ordinary wear and tear excepted. All such leased property is situated at CRC's business premises and is used or useable by CRC in the operation of its business.

                  f. All accounts receivable of CRC have arisen only in the ordinary course of business consistent with past practice for goods sold or delivered or services rendered and are collectible in full at the recorded amounts thereof in the ordinary course of business.

         4.15 Real Property.

                  a. Schedule 4.15a. sets forth by legal description and address and general description all office, plant and other facilities owned and leased by CRC (the "Real Property").

                  b. Except as disclosed on Schedule 4.15b Sellers are not aware of any instance where the ownership and use of the Real Property by CRC, the conduct thereon of the business of CRC and the operation and maintenance thereof, to the extent operated and maintained by CRC, contravene any law, rule, regulation, ordinance or statute, including those relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control.

                  c. To Sellers' knowledge the Real Property is in good repair and condition, normal wear and tear excepted and, to the knowledge of Sellers and CRC, contains no latent defects, except as may be provided for in paragraph
4.16 below. No pending or threatened condemnation or similar proceeding exists with respect to the Real Property.

         4.16 Environmental Matters.

                  a. This paragraph 4.16 contains the entire agreement of the parties regarding environmental matters and shall supersede and control any other agreement, written or oral, or any other provision of this Agreement which may conflict with the terms of this paragraph 4.16.

                  b. As used in this Agreement, the terms "Environmental Law" or "Environmental Laws" mean any federal, state, or local statute, law, ordinance, rule or regulation which governs the protection of human health and/or the environment, including, but not limited to the following: Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.); the Hazardous Materials Transportation Act




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(49 U.S.C. 801, et seq.); the Toxic Substances Control Act (15 U.S.C. 2601, et
seq.); the Clean Water Act (33 U.S.C. 1251, et seq.); the Clean Air Act (42 U.S.C. 7401, et seq.); or the Michigan Natural Resources and Environmental Protection Act (M.C.L. 324.101 et seq.).

                  c. As used in this Agreement, "Hazardous Substance" means any substance, including but not limited to a gas, liquid or solid, which is regulated by any Environmental Law or which may be injurious to human health or the environment.

                  d. No underground storage tanks or above ground storage tanks have been installed, used or present on or at the Real Property during Seller's or CRC's occupancy of the Real Property. Seller and CRC are not aware of any underground or above ground storage tanks on or at the Real Property.

                  e. Seller and CRC have no knowledge of any violation, enforcement action, information request, litigation or other legal or administrative action concerning the off site treatment, storage, disposal, handling or recycling of any Hazardous Substance. Seller and CRC warrant that the operations of CRC with respect to off site treatment, storage, disposal, handling or recycling have complied with all applicable laws, rules and regulations. Seller and CRC are not aware of any fact or circumstance which would give rise to a liability of CRC for damage, loss, judgment, claim, cause of action, cost, penalty, fine or expense associated with off site treatment, storage, disposal, handling or recycling of any Hazardous Substance.

                  f. As a condition precedent to closing, Buyer shall have access to all information, data, reports, or documentation generated by or on behalf of, or in possession of Seller or CRC concerning the environmental condition of the Real Property. As a further condition precedent to closing, Buyer, and its Lender, shall, in the sole discretion of each, be satisfied with the environmental condition of the Real Property.

                  g. It is the intent of the parties that any environmental conditions of the Sherman Street property shall be and remain the sole responsibility of Sellers and that Buyer and CRC shall have no responsibility or liability for those conditions, except that Buyer and CRC shall be responsible for any environmental condition caused solely and directly by Buyer or CRC after the date of closing. It shall be encumbent upon Sellers to establish that any environmental condition discovered after the date of closing was caused solely and directly by Buyer or CRC. To that end, Buyer and Sellers agree as follows:





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                  (i) As a condition precedent to closing, Seller shall have received a written certification of closure of the Sherman Street facility from the Michigan Department of Environmental Quality ("MDEQ"), or, shall have entered into an Administrative Order by Consent with the State which provides for and requires Sellers to obtain a closure of the Sherman Street facility from the MDEQ; and

                  (ii) Sellers shall jointly and severally indemnify Buyer and CRC from and against any damage, claims, causes of action, loss, penalties, fines (both civil and criminal), judgments, costs or expenses (including actual attorneys' consultant fees), brought by any party whatsoever, arising at any time, which result from the environmental condition of the Sherman Street facility, except that Sellers shall not be required to indemnify Buyer or CRC from any claim arising from an environmental condition caused solely and directly by Buyer or CRC after the date of closing. It shall be encumbent upon Sellers to establish that any environmental condition discovered after the date of closing was caused solely and directly by Buyer or CRC. This provision shall survive closing.

         4.17 Tax Returns, Etc. CRC has filed all tax returns and reports required to be filed by it with the United States federal government, with any state and with any other jurisdiction within the time period required by law, including but without limitation, returns of federal, state, local and foreign income taxes. All such returns and reports are true and correct and all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on such tax returns and reports or which is otherwise owing or may become owing (as determined by a subsequent tax audit) in connection with the conduct by CRC of its business have been paid in full or are properly accrued for on the books and records of CRC. True and complete copies of all federal, state, local and foreign income tax returns for the past three (3) years (together with copies of any examination reports of federal, state, local and foreign tax authorities relating thereto) have been furnished to Buyer. No agreements have been made by or on behalf of CRC for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any taxes. CRC and Sellers have received no notice of any pending or threatened audit by the IRS, or any state or local agency, related to CRC's tax returns or tax liability for any period, and no claim for assessment or collection of taxes has been asserted against CRC. There are no federal, state or local tax liens outstanding against any of CRC's assets, properties or business.

         4.18 Compliance with Laws Generally. CRC has substantially complied with all laws, rules, regulations and ordinances affecting its business. There are no existing or, to the knowledge of Sellers and CRC, proposed laws, rules, regulations or ordinances of such a nature as could be expected to materially adversely affect the continued conduct of CRC's business in the manner presently carried on and conducted.

         4.19 Intellectual Property.

                  a. Schedule 4.19a. contains a true, complete and correct list (by specific name, registration or general description, as appropriate) of all patents, patent applications, unregistered copyrights, copyright registrations and applications, trade and service names and marks and registrations and similar applications and registrations of intellectual property and all computer software (including without limitation all operating systems, applications programs, source and object code and all documentation thereof and manuals relating thereto), trade secrets, know-how, show-how, inventions, specifications, information systems, designs, processes, data, records and other intellectual property owned by CRC or as to which CRC is a licensee or licensor (the "Intellectual Property"). Except as disclosed on Schedule 4.19 a., CRC does not have any obligation to compensate any person for the use of any Intellectual Property rights and has not granted to any person any license, option or other rights to use in any manner any of the Intellectual Property.

                  b. No employee of CRC is in default under any agreement relating to the right of such employee to be employed by CRC relating to the intellectual property of others. The Intellectual Property that is not leased or purchased from third persons was developed entirely by the employees of CRC during and in the course of their employment by CRC and does not include any intellectual property made prior to their employment by CRC or that of any previous employer.

                  c. The consummation of this Agreement will not affect the continuation, validity or effectiveness of CRC's right, title and interest in the Intellectual Property. No party has ever filed a claim against CRC or Sellers alleging that it or any of them has violated, infringed on or otherwise improperly used the intellectual property rights of such party. CRC has not to Sellers' knowledge violated or infringed any trademark, trade name, service mark, service name, patent, copyright or trade secret or other intellectual property right held by others.

         4.20 Insurance. Schedule 4.20 lists all policies of property, liability and workers' compensation insurance and similar insurance covering CRC and its properties. All such policies are in full force and effect on the date of this Agreement.

         4.21 Broker. Neither CRC nor Sellers have engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         4.22 Updating of Disclosure Schedules and Exhibits. If after the date of this Agreement there shall be any material change in the matters disclosed in any disclosure schedule or any material inaccuracy in any part of any disclosure schedule shall come to the attention of Sellers or CRC, Sellers will promptly inform Buyer thereof.


Section 5. Representations and Warranties of Buyer.

         The representations and warranties made by Buyer herein shall survive the Closing for a period of five (5) years after the Closing. The representations and warranties in this Section are deemed material and Sellers are entering into this Agreement relying on such representations and warranties. Buyer represents and warrants to Sellers that the statements contained in this Section are true, correct and complete. Each of the representations and warranties made by Buyer hereunder shall be deemed to have been made again on and as of the Closing Date.

         5.1 Due Incorporation and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

         5.2 Authorization and Approval of Agreement. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform the obligations required to be performed by its hereunder. All corporate proceedings required of Buyer for the execution and delivery of this Agreement and for the consummation of the transactions provided for herein have been duly taken.

         5.3 Ability to Carry Out Agreement. The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder will not conflict with, violate or result in any breach of or constitute a material default under any provisions of the governing charter of Buyer or of any of the provisions of any indenture, mortgage, lease, agreement, license, permit, instrument, order, arbitration award, judgment, decree, law, ordinance, regulation or any other restriction of any kind or character to which Buyer is a party.

         5.4 No Broker Involved. Buyer has not expressly or impliedly engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         5.5 Investment Representation. Buyer is acquiring the Shares for investment purposes and not with a view to, or for resale in connection with, any distribution of the Shares.


Section 6. Covenants.

         6.1 Covenants of Sellers. Unless otherwise first consented to in writing by Buyer, Sellers covenant and agree that from the date of this Agreement to the Closing Date, they will (i) not sell, transfer or otherwise dispose of any Shares or any right or interests therein, (ii) take all steps necessary to deliver the Shares free and clear of liens and encumbrances and
(iii) not take any action that will cause any of the representations and warranties made herein to be inaccurate on the Closing Date.

         6.2 Affirmative Covenants of Sellers. From the date of this Agreement to the Closing Date, Sellers will cause CRC to:

                  a. Carry on its business in a good and diligent manner consistent with prior practice and only in the usual and ordinary course and use reasonable efforts to preserve its business organization intact and conserve the good will and relationships of its customers, suppliers and others having business relations with it;

                  b. Maintain its corporate existence and good standing in its jurisdiction of incorporation and in each other jurisdiction in which it is required to be qualified to do business as a foreign corporation;

                  c. Duly and timely file or cause to be filed all reports and returns required to be filed with any governmental body, agency or authority and promptly pay or cause to be paid when due all taxes, assessments and governmental charges including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

                  d. Maintain and keep in good order and repair, consistent with past practice, all buildings, offices, shops and other structures, and all machinery, tools, equipment, fixtures and other tangible personal property; and

                  e. Maintain in full force and effect all existing policies of insurance except for replacements or renewals in the ordinary course of business.

         6.3 Covenants of CRC and Sellers. Unless otherwise first consented to in writing by Buyer, Sellers from the date of this Agreement to the Closing Date will not cause or permit CRC to:

                  a. Amend its Articles of Incorporation or By-Laws;

                  b. Authorize for issuance, issue or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock;

                  c. Except as provided in paragraph 4.8 a.(viii), Declaredeclare or pay any dividend or authorize or make any distribution on or in respect of, or directly or indirectly purchase, retire or redeem or otherwise acquire any shares of its capital stock;

                  d. Except as provided in paragraph 4.8 a.(viii), Incurincur any liability, commitment or obligation, except unsecured current liabilities incurred in the ordinary course of business;

                  e. Borrow, or agree to borrow, any funds other than under and pursuant to its existing loan agreements;

                  f. Sell, transfer or otherwise dispose of assets except for the sale or disposition of obsolete or damaged tangible personal property and except for the sale of inventory in the ordinary course of business;

                  g. Except for amounts committed for emergency repairs, make any material capital commitments;

                  h. Mortgage, pledge or encumber any of its assets or guaranty the obligations of any person;

                  i. Make any adjustments in the salary rate of, or authorize any bonus payments to or consulting arrangements with, any officer or management employee except for increases in salary or wage rates and the payment of bonuses consistent with past practices;

                  j. Terminate or reduce any insurance coverage;

                  k. Commit a default under or breach of any material contract;

                  l. Amend, modify or cancel any material contract or waive any material right under any material contract;

                  m. Enter into any contracts or agreements of the kind that would have constituted a material contract if such contract or agreement had been in existence on the date of this Agreement;


                  n. Take any action that will cause any of the representations and warranties made herein to be inaccurate on the Closing Date.


Section 7. Indemnification.

         7.1 Indemnification by Sellers. Sellers, jointly and severally, shall indemnify and hold Buyer and its directors, officers, employees and agents harmless from and against all losses, damages, deficiencies, liabilities, costs and expenses (including interest, penalties and reasonable attorneys' fees and expenses) ("Loss" or "Losses") suffered by any of them to the extent resulting, directly or indirectly, from (i) any misrepresentation or breach of warranty with respect to the representations and warranties made in Section 4 above; (ii) any breach, nonfulfillment or default by Sellers or CRC in the performance of any of the covenants and agreements made by Sellers or CRC herein or in any schedule, certificate, instrument or agreement delivered pursuant hereto; (iii) any liability or obligation of Sellers; (iv) any liability or obligation of CRC arising or accruing prior to the Closing Date and not disclosed to Buyer herein; or (v) the actions or omissions of CRC or any of its officers, shareholders, employees or agents prior to the Closing Date, including without limitation, any claim which is based upon negligence, strict liability or any implied or express representation, warranty or agreement made or alleged to have been made by any of them or imposed by operation of law in connection with any service performed or action taken prior to the Closing Date, irrespective of when any claim is instituted. For purposes of this Section, a loss suffered by CRC shall be deemed a loss suffered by Buyer.

         7.2 Indemnification by Buyer. Buyer shall indemnify and hold Sellers harmless from and against any Losses suffered by Sellers to the extent resulting, directly or indirectly, from (i) any misrepresentation or breach of warranty with respect to the representations and warranties made in Section 5 above, and (ii) any breach, nonfulfillment or default by Buyer in the performance of any of the covenants and agreements made by Buyer herein or in any certificate, instrument or agreement delivered pursuant hereto.


         7.3 Notice and Defense.

                  a. If Buyer or Sellers, or any of them, (the "Claimant") desire to make a claim against the other (the "Indemnitor") under this Section 7, the Claimant shall promptly notify Indemnitor in writing of any claim or demand as to which Claimant is entitled to claim indemnification, the section under which such claim is being made and, to the extent known, the amount and circumstances surrounding such claim.

                  b. In the event that any claim is asserted by any third person against a Claimant, Indemnitor shall promptly advise Claimant whether it disputes its liability and, in that case, whether it desires to employ counsel of its choice to defend such claim. If so, (i) the Claimant shall be kept fully informed of all developments and furnished copies of all relevant papers; (ii) the Indemnitor shall diligently prosecute the defense; and (iii) Claimant shall have the right to participate, at his or its own expense and through counsel selected by him or it, in the defense of any such claim. If the conditions of the foregoing provision are not met, or if the Indemnitor chooses not to control the defense, the Claimant shall have the right, but shall have no obligation, to assume and control the defense of such claim or suit at the expense of the Indemnitor. The Indemnitor, or if the conditions to the foregoing provision are not met, the Claimant, shall have the right to pay, compromise or settle any such claim with the consent of the Claimant or the Indemnitor, as the case may be, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Buyer determines in good faith that the claim involves issues or matters that could have a materially adverse effect on the business, operations, assets or prospects of CRC or Buyer or any affiliate of Buyer, Buyer shall have the right to control the defense or prosecution of such claim and its expenses and costs therefor shall be included as part of the indemnification obligations of the Seller hereunder. Claimant and Indemnitor shall cooperate with each other and make available to each other and their representatives all available records or other materials required by them for their use in contesting any such liability or claim.

                  c. In the event that a claim for indemnification not involving a third person claim is asserted against the Claimant, the Indemnitor shall notify the Claimant within thirty (30) days whether or not it disputes the claim. If the Indemnitor fails to dispute the claim within that period, the claim shall be deemed conclusively as a liability of the Indemnitor hereunder.

         7.4 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants set forth in this Agreement shall survive the Closing for a period of five (5) years, except as otherwise specifically provided. Any claim made by Buyer or Sellers, or any of them, for indemnification under this Section 7 must be made, if at all, by written notice delivered to Sellers or Buyer, as the case may be, prior to the expiration of five (5) years following the Closing Date. A claim hereunder shall be considered to be timely made if notice is delivered within the aforesaid five (5) year period, even if such claim is not finally resolved or determined until a subsequent time.

         7.5 Recovery Limits. Any recovery by Buyer for indemnification shall be limited as follows: (i) Buyer shall not be entitled to recover any amount for indemnification claims under this Section 7 unless and until the aggregate amount which Buyer is entitled to recover in respect of such claims exceeds Ten Thousand ($10,000.00) Dollars (the "Deductible"), in which event the entire amount which Buyer is entitled to recover in respect of all such claims, less the Deductible, shall be payable; and (ii) the maximum amount recoverable by Buyer for indemnification claims under this paragraph 7 shall in the aggregate be equal to Two Million ($2,000,000.00), Dollars less the Deductible.


Section 8. Conditions Precedent to Obligations of Buyer

         Buyer's duties to perform its obligations under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         8.1 Representations, Warranties and Covenants. The representations and warranties of Sellers set forth herein shall be accurate in all material respects on the Closing Date to the same extent as if made on and as of such date, and Sellers and CRC, as the case may require, shall have complied with or performed all agreements, covenants and conditions on their or its part to be performed or complied with on or prior to the Closing Date.

         8.2 Legal Actions. No suit, action or other proceeding by any third party shall be threatened or pending before any court or governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which is likely to materially adversely affect the value of the assets and businesses of CRC.

         8.3 Consulting Agreement. CRC and each Seller shall have entered into the Consulting Agreement and Buyer shall have received assurance satisfactory to it in its reasonable discretion that all key management and other key employees of CRC identified by Buyer shall continue their employment with CRC following the Closing on terms and conditions substantially the same as their current employment terms.

         8.4 Option Agreement. Buyer, CRC and Seller shall have entered into the Option Agreement

         8.5 Comfort Letter. Buyer shall have received a comfort letter from, or limited purpose audit by, independent public accountants regarding the financial condition of CRC as of December 31, 1995 which comfort letter shall be to the sole satisfaction of Buyer.

         8.6 Approval. This Agreement and the transaction contemplated hereby shall have been duly approved by the Board of Directors and shareholders of CRC and Buyer.

         8.7 Manufacturing Representative Agreement. CRC shall enter into a manufacturers representative agreement with Oldford & Associates ("Oldford"). The agreement will provide for a seven year term through December 31, 2002, commission rates equal to the current percentage rates, right of first refusal to cover selected accounts and a six month termination clause. Upon termination, the Company will be paid one-half (1/2) commissions for a period of two years on all purchase orders and outstanding purchase quotations through the date of termination. There shall be a meeting with Oldford to identify specific customers to be represented by Oldford. Any customers not specifically identified as customers to be covered by Oldford will be then offered to Skandy Corporation for coverage by it.

         8.8 Certificate of Good Standing. Sellers shall have delivered to Buyer a Certificate of Good Standing from the Michigan Corporation and Securities Bureau certifying that as of a date reasonably close to the Closing, CRC is a Michigan corporation in good standing and authorized to transact business in Michigan.

         8.9 Lien Search. Buyer shall have received UCC lien searches in form and content satisfactory to Buyer.

         8.10 Title Policy. Sellers shall have delivered to Buyer an ALTA Owner's commitment for title insurance in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) and issued by

Metropolitan Title Company for the property commonly known as 50 Enterprise Drive Vassar, Michigan showing marketable and clear title free and clear of all liens and encumbrances except as acceptable by Buyer.

         8.11 Opinion of Counsel. Buyer shall have received an opinion of counsel to Sellers dated as of the Closing Date in form and substance reasonably satisfactory to Buyer.

         8.12 No Material Adverse Change. From November 1, 1995 to the Closing Date, there shall have been no material adverse change in the financial condition, assets, business or prospects of CRC.

         8.13 Waiver. Buyer shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by Buyer.

         8.14 Environmental. Seller shall have performed the obligations required by paragraph 4.16.


Section 9. Conditions Precedent to Obligations of Sellers

         The duty of Sellers and CRC to perform the obligations which this Agreement imposes upon them is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

         9.1 Representations, Warranties and Covenants. All representations and warranties made by Buyer herein shall be accurate in all material respects on and as of the Closing Date and Buyer shall have performed and complied with all agreements, covenants and conditions on its part to be performed or complied with on or prior to the Closing Date.

         9.2 Legal Actions. No suit, action or other proceeding by any third party shall be threatened or pending before any court or governmental agency seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

         9.3 Consulting. Each Seller and CRC shall have entered into a Consulting Agreement.

         9.4 Waiver. Sellers shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by Seller.

         9.5 Certificate of Good Standing. Buyer shall have delivered to Sellers a Certificate of Good Standing from the Michigan Corporation and Securities Bureau certifying that as of a date reasonably close to the Closing, Buyer is a Michigan corporation in good standing and authorized to transact business in Michigan.

         9.6 Opinion of Counsel. Sellers shall have received an opinion of counsel to Buyer dated as of the Closing Date in form and substance reasonable satisfactory to Sellers.

Section 10. Termination

         10.1 Termination. This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Closing Date under the following circumstances:

                  a. By mutual consent of Buyer and Sellers.

                  b. By Buyer and Sellers, if the Closing shall not have taken place on or prior to March 31, 1996, provided that the party so terminating this Agreement is not then in default hereunder.

                  c. By the party or parties adversely affected in the event any of the conditions set forth in Sections 8 and 9 have not been fulfilled by the Closing Date and the performance or fulfillment thereof has not been waived by such party or parties.

         10.2 Procedure on Termination; Exclusive Remedy. Upon the termination of this Agreement under the provisions of Section 10.1 above, no party hereto shall have any liability or further obligation to any other party to this Agreement, except that if either Buyer or Sellers (in this case a "Defaulting Party") fails or refuses to tender full performance of its obligations under this Agreement within the time period specified in Section 10.1(b) above for any reason other than a failure of the other party to fulfill a condition set forth in Section 8 or 9, as applicable, and as a result thereof the other party (the "Terminating Party") terminates this Agreement in the manner herein contemplated, the Defaulting Party shall pay to the Terminating Party, as the Terminating Party's sole remedy for the Defaulting Party's failure or refusal to close the transaction contemplated by this Agreement, the actual costs incurred by the Terminating Party in anticipation of the consummation of the transaction and in negotiating the transaction with the Defaulting Party.

Section 11. Fees and Expenses

         11.1 CRC's Accounting and Legal Fees and Expenses. All legal and accounting fees and expenses incurred by Sellers and CRC for services rendered in connection with the transactions contemplated by this Agreement shall be paid by CRC up to an amount not to exceed $15,000. Any fees and expenses incurred by Sellers or CRC exceeding the initial $15,000 shall be the sole responsibility of Sellers.

         11.2 Other Fees and Expenses. All other fees and expenses incurred by any party to this Agreement shall be the sole responsibility of and paid by the party who incurred such fees and expenses.


Section 12. Post Closing Undertakings

         12.1 Release of Personal Guaranty. Following the Closing, CRC shall promptly obtain releases for Sellers' personal guaranties on any bank debt, lease finance debt and any other debt of CRC which is specifically set forth in Exhibit D.

         12.2 Related Party Liability. After the Closing, any related party liabilities currently owed by CRC to the Sellers or their related entities will be carried and maintained in its current form. Related party liabilities shall specifically include, without limitation, any mortgage debt owed on the Real Property. Additionally, Sellers shall subordinate any mortgage debt to any bank or finance company providing mortgage lending in connection with expansion of the Enterprise Street facility.

         12.3 Corporate Governance. After the Closing, and until such time as the Consulting Agreements terminate or expire, the Board of Directors of CRC shall be comprised of the following: (i) the President of CRC by virtue of his position; and (ii) two (2) members selected by Sellers; and (iii) two (2) members selected by Buyers.


Section 13. Miscellaneous

         13.1 Cooperation Following the Closing. Following the Closing Date, Sellers and Buyer shall deliver to the other such further information and documents and execute and deliver such further instruments and agreements as the other shall reasonably request in order to consummate or confirm the transactions provided for herein, to accomplish the purpose of this Agreement or to assure the other the benefits of this Agreement.

         13.2 Benefits and Burdens. This Agreement shall inure to the benefit of and shall be binding upon CRC, Sellers and Buyer and the successors and permitted assigns of Buyer, and the respective heirs and representatives of Sellers. Buyer may assign its rights and obligations hereunder to an entity to be formed.

         13.3 Amendment. This Agreement may be amended only by an instrument in writing signed by Sellers, CRC and Buyer.

         13.4 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing (including telecommunications) and shall be deemed to have been duly given if personally delivered (in the case of personal delivery to CRC or Buyer, such delivery shall be made to an officer of the party to whom directed) or sent by
(i) telex, telecopy or other wire transmission with request for assurance of receipt; or (ii) Federal Express or other overnight air express and receipted for by the recipient or an agent of the recipient; or (iii) registered or certified United States mail, postage prepaid and return receipt requested. All notices delivered to a party to this Agreement or to legal counsel for such party other than by personal delivery, telex, telecopy or other wire transmission shall be sent to the following addresses:


If to CRC:                                      With a copy to:

Cass River Coatings, Inc.                       ________________________________
Attn: ________________________                  ________________________________
______________________________                  ________________________________
______________________________                  ________________________________


If to Sellers:                                  With a copy to:

Gene Oldford                                    ________________________________
______________________________                  ________________________________
                                                ________________________________
                                                ________________________________

                                                With a copy to:
Kevin Redding                                   ________________________________
______________________________                  ________________________________
                                                ________________________________
                                                ________________________________
                                                ________________________________


Chris Frampton                                  With a copy to:
______________________________                  ________________________________
                                                ________________________________
                                                ________________________________
                                                ________________________________



Jan Wojeichowski                               With a copy to:
______________________________                 ________________________________
                                               ________________________________
                                               ________________________________
                                               ________________________________


                                                With a copy to:
Pat Patterson                                   ________________________________
______________________________                  ________________________________
                                                ________________________________
                                                ________________________________


Jim Lamb                                        With a copy to:
______________________________                  ________________________________
                                                ________________________________
                                                ________________________________
                                                ________________________________



If to Buyer:

Noble International Ltd.
Attn:  Mark Davis
33 Bloomfield Hills Parkway
Suite 155
Bloomfield Hills, MI 48304




or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Notices delivered personally or pursuant to subsection (i) above shall be deemed to have been received on the day delivered or sent, or, if delivered on a national holiday in the United States or Canada, on the day following the holiday. Notices delivered pursuant to subsections (ii) or (iii) above shall be deemed to have been received on the second business day (that is not a national holiday in the United states or Canada) following the day sent whether or not such notice was actually received on such day.

         13.5 Entire Agreement; Attachments.

                  a. This Agreement and all exhibits and schedules referred to herein and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between the parties (including, without limitation, the Letter of Intent) except as expressly provided herein.

                  b. If the provisions of the disclosure schedules or any Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. The disclosure schedules and Exhibits attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

         13.6 Headings. The section headings in this Agreement are intended solely for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

         13.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Agreement.

         13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without reference to choice of laws rules or principles.

         13.9 Severability. The invalidity and enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.


                                            NOBLE INTERNATIONAL, LTD.



                                            By:  ________________________

                                            Its: ________________________

                                            CASS RIVER COATINGS, INC.



                                            By:  ________________________

                                            Its: ________________________




                                            _____________________________
                                            GENE OLDFORD, Shareholder




                                            _____________________________
                                            KEVIN REDDING, Shareholder




                                            _____________________________
                                            CHRIS FRAMPTON, Shareholder




                                            _____________________________
                                            JAN WOJEICHOWSKI, Shareholder




                                            _____________________________
                                            PAT PATTERSON, Shareholder




                                            _____________________________
                                            JIM LAMB, Shareholder
20/95001001/pur.agr

                                LIST OF EXHIBITS



Exhibit A                  Consulting Agreement

Exhibit B                  Option Agreement

Exhibit C                  List of Shares

Exhibit D                  List of Debts














20/95001001/pur.agr

                          INDEX TO DISCLOSURE SCHEDULE


4.1               Assumed Names

4.10a.            Contracts

4.10c.            Licenses

4.11              Government Licenses

4.12a.            Employee Benefit Plans and Employment Agreements

4.14a.            Assets

4.14b.            Encumbered Assets

4.14e.            Customer Owned Equipment

4.14f.            Leased Personal Property

4.15a.            Real Property

4.19a.            Intellectual Property

4.20              Insurance














20/95001001/pur.agr